                                                                    EXHIBIT 99.1

                         FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:

Canaan VIII L.P.

Canaan Partners VIII LLC

Address of Joint Filers:

c/o Canaan Partners

285 Riverside Avenue, Suite 250

Westford, CT 06880

Designated Filer:

Canaan VIII L.P.

Issuer and Ticker Symbol:

Durata Therapeutics, Inc. [DRTX]

Date of Event:

July 18, 2012

Signatures of Joint Filers:

Canaan VIII L.P.

By: Canaan Partners VIII LLC
Its General Partner

  By: /s/ Guy M. Russo
    -------------------------------
    Manager

Canaan Partners VIII LLC

  By: /s/ Guy M. Russo
    --------------------------------
    Manager